Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Cincinnati Bancorp, Inc. on Forms S-8 (File Nos. 333-236318, 333-236319 and 333-256338) of our report dated March 31, 2022, on our audits of the consolidated financial statements of Cincinnati Bancorp, Inc. as of December 31, 2021 and 2020 and for the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Cincinnati, Ohio
March 31, 2022